EXHIBIT 5

               [LETTERHEAD OF TAFT, STETTINIUS & HOLLISTER]
                             February 16, 1994



The Cincinnati Gas & Electric Company
139 East Fourth Street
Cincinnati, OH  45202

          Re:  $300,000,000 The Cincinnati Gas & Electric Company
               First Mortgage Bonds (Shelf Registration)
               --------------------------------------------------

Dear Sirs:

          We are acting as counsel to The Cincinnati Gas &
Electric Company (the "Company") in connection with the proposed shelf registration by it of $300,000,000 principal amount of its First Mortgage Bonds (the "Bonds").

          In connection therewith we have examined copies of:

          (a) The Registration Statement on Form S-3, including the documents incorporated therein by reference (the "Registration Statement"), being filed by the Company with the Securities and Exchange Commission (the "Commission") for the registration of the Bonds pursuant to the Securities Act of 1993, as amended;

          (b) the Amended Articles of Incorporation of the Company, as amended (the "Articles"), and its Regulations as now in effect;

          (c) resolutions relating to the Bonds which were adopted at a meeting of the Board of Directors of the Company held on February 16, 1994;

          (d) the First Mortgage dated as of August 1, 1936 between the Company and Bank of New York, Trustee, as amended and supplemented by thirty-six supplemental indentures (the First Mortgage as amended and supplemented by the thirty-six supplemental indentures being hereinafter called the "Mortgage");

          (e) the form of a proposed supplemental indenture to the Mortgage, a copy of which is being filed as an Exhibit to the Registration Statement;

          (f) the form of the Underwriting Agreement relating to the Bonds, a copy of which is being filed as an Exhibit to the Registration Statement;

          (g) the proposed form of the Bonds, as included in the form of the proposed supplemental indenture; and

          (h) such other opinions, documents, minutes, corporate records, certificates of public officials, certificates or representations of officers of the Company, instruments and matters relating to the authorization and issuance of the Bonds as we have deemed necessary.

          Based upon the foregoing, we are of the opinion that:

          (1) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Ohio; and

          (2)  when

               (i) the Company shall have duly authorized the creation of the Bonds under the Mortgage and the supplemental indenture, the issuance and sale of the Bonds, and the execution and delivery of the supplemental indenture in substantially the form of the supplemental indenture referred to in paragraph (e) above (completed as to interest rate, redemption prices and other terms) (the "Supplemental Indenture");

               (ii) the Company's Registration Statement, as it may be amended, shall have been declared effective by order of the Commission, and the Mortgage, as supplemented by the Supplemental Indenture, shall have been qualified under the Trust Indenture Act of 1939, as amended;

               (iii) The Public Utilities Commission of Ohio shall have entered an appropriate order authorizing the issuance and sale of the Bonds;

               (iv) the Supplemental Indenture in substantially the form authorized by the Company shall have been duly executed and delivered by the proper officers of the Company and the Trustee; and

               (v) the Bonds in substantially the form of the proposed form of the Bonds shall have been duly executed, authenticated, issued and delivered to the underwriters thereof against payment of the purchase price therefor in accordance with the Underwriting Agreement relating to the Bonds, then the Bonds will constitute valid and binding obligations of the Company in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, and will be entitled to the lien of the Mortgage, as supplemented by the Supplemental Indenture, equally and ratably with the bonds or other series outstanding under the Mortgage.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to us in the Prospectus comprising a part of the Registration Statement, to the use of our name under the captions "Statement Concerning Experts" and "Legal Opinions" in that Prospectus, and to the incorporation into the Prospectus by reference of the statements as to matters of law and legal conclusions reviewed by us and referred to under said caption "Statement Concerning Experts".

                              Very truly yours,


                              /s/ Taft, Stettinius & Hollister